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Exhibit 13.1

TRANSGENE

Certification of Periodic Financial Report
Pursuant to18 U.S.C. Section 1350

        Each of the undersigned officers of Transgene (the "Company") certifies, under the standards set forth in and solely for the purposes of 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that the Annual Report on Form 20-F of the Company for the year ended December 31, 2004, fully complies with the requirements of Section 13(a) or 15(d) of the securities and Exchange Act of 1934 and information contained in that Form 20-F fairly presents, in all material respects, the financial condition and results of operations of the Company.

Dated: May 16, 2005	/s/ PHILIPPE ARCHINARD Chief Executive Officer
Dated: May 16, 2005	/s/ PHILIPPE PONCET Chief Financial Officer

A signed original of their written statement required by Section 906 has been provided to the Company and will be retained by the Company and furnished to the Securities and Exchange Commission or its staff upon request.

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  Exhibit 13.1
TRANSGENE Certification of Periodic Financial Report Pursuant to18 U.S.C. Section 1350